Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant to Acquire German Blade Manufacturer Joh. Clouth

WESTFORD, Mass., June 17, 2021 - Kadant Inc. (NYSE:KAI) has entered into a definitive agreement to acquire Joh. Clouth GmbH & Co. KG and its affiliates (“Clouth”) for approximately 78 million Euros in cash, subject to certain customary adjustments. Clouth is a leading manufacturer of doctor blades and related equipment used in the production of paper, packaging, and tissue.

“Our acquisition of Clouth brings together two global market leaders to create an even stronger portfolio of doctor blades used in creping, scraping, cleaning, and coating applications,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Clouth’s first-class management team has built a solid reputation in its core markets and established a formidable presence in Europe, Asia, and North America with 92% of its revenue from parts and consumables. We are delighted to welcome Clouth employees to the Kadant family.”

“After nearly 150 years of building a world-class reputation for quality doctor blades, we are excited about this new chapter in our company's history,” said Peter Kochenrath, chief executive officer of Clouth. “Kadant’s relentless focus on serving customers with high-performance products and service is consistent with our business approach and positions Clouth well for continued growth.”

Clouth was founded in 1874 in Germany and has 205 employees based in Germany and Poland. The company had revenue of approximately 41 million Euros in 2020. Clouth will become part of Kadant’s Flow Control reporting segment upon the closing, which is expected to occur in the third quarter of 2021.

Conference Call
Kadant will hold a conference call and webcast on Thursday, June 17, 2021 at 1:00 p.m. eastern time to discuss the pending acquisition. To listen to the call and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. To participate in the question and answer session, dial 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S., and reference participant passcode 4144889. A replay of the webcast will be available on the Company’s website through July 2, 2021.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,600 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of Clouth, the benefits of the proposed acquisition of Clouth (the “Acquisition”), the probable timing of the completion of the Acquisition, and the expected future business and financial performance of

Kadant to Acquire German Blade Manufacturer (cont.)
Clouth following the transaction. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 2, 2021 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the ability to consummate the Acquisition; Kadant’s ability to successfully integrate Clouth and its operations and employees and realize anticipated benefits from the transaction; unanticipated disruptions to the business, general and regional economic conditions, and the future performance of Clouth; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Acquisition; uncertainties as to the timing of the Acquisition; competitive and/or investor responses to the Acquisition; uncertainty of the expected financial performance of the combined operations following completion of the Acquisition; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Acquisition; the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; price increases or shortages of raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com